UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-174705	27-3369810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (305) 992-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 29, 2015, CLS Holdings USA, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with an individual (the “Lender”) whereby the Lender loaned to the Company the principal amount of $200,000.00 (the “Initial Loan”).

On the first anniversary of the Initial Loan, the Company will pay all then accrued interest to the Lender.  Thereafter, the Company will make eight (8) equal payments of principal together with accrued interest, quarterly in arrears, until the Initial Loan is paid in full.  All outstanding principal and any accumulated unpaid interest under the Note is due and payable on its third anniversary.

Pursuant to the terms of the Loan Agreement, the Lender has the right, but not the obligation, to make additional loans to the Company (the “Subsequent Loans”), in tranches of $200,000.00 each, until the earlier of October 29, 2015, or until the Lender has made loans to the Company, including the Initial Loan, in the aggregate of $1,000,000.

The Company is not required to accept any Subsequent Loan made by the Lender after the date that is ten (10) days after the Company notifies the Lender of its bona fide intention to conduct a public offering of its equity or debt securities.  Additionally, the Company may prepay the Initial Loan and Subsequent Loans upon thirty (30) days’ notice to the Lender.

At the Lender's election, at any time prior to payment or prepayment of the Initial Loan and Subsequent Loans in full, all principal and accrued interest thereunder may be converted in whole, but not in part, into shares of common stock of the Company (the “Conversion Shares”).  For each dollar converted, the Lender will receive two shares of common stock and a three-year warrant to purchase 1.33 shares of common stock at $0.75 per share.  With respect to the Conversion Shares, the Company will grant the Lender “piggyback” registration rights containing such terms and restrictions as the Company reasonably determines.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, Frank Koretsky was appointed as a member of the Company’s Board of Directors. Mr. Koretsky was a founder and a director of CLS Labs, Inc., which acquired control of the Company on November 12, 2014 and effected a merger with a newly formed, wholly owned subsidiary of the Company on April 29, 2014. Since 1995, Mr. Koretsky has served as the President of East Coast News Corp., a leading company in the adult product distribution industry. As a result of Mr. Koretsky's business experience, he brings a strong background in management, marketing and branding to the Company.

In addition to his role as a director, it is expected that Mr. Koretsky will provide to the Company consulting services related to marketing, branding, new product development and business development in exchange for between $100,000 and $150,000 per annum pursuant to a consulting agreement with a term of three years. The terms of such a consulting agreement have not been finalized and are still being negotiated.

Following Mr. Koretsky’s appointment, the Board consists of two directors. There are no arrangements or understandings between Mr. Koretsky and any other person pursuant to which he was selected as a director.

Item 9.01.	Financial Statements and Exhibits.

10.1	Loan Agreement dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: May 5, 2015	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer